STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

December 5, 2017

Job Number: C20171204-1486
Reference Number: 00010822630-62
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20170511862-23	Articles of Incorporation	1 Pages/1 Copies

Respectfully,

Barbara K. Cegavske
Secretary of State

Certified By: Erica Ayala
Certificate Number: C20171204-1486
You may verify this certificate
online at **http://www.nvsos.gov/**

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

040105

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20170511862-23
Barbara K. Cegavske	Filing Date and Time
Secretary of State	12/04/2017 11:30 AM
State of Nevada	Entity Number
	E0562622017-6

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: MR2 Group, Inc.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: Fennemore Craig, P.C. (Las Vegas)
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address ____ City ____ Nevada ____ Zip Code

Mailing Address (if different from street address) ____ City ____ Nevada ____ Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: ____ Par value per share: $ ____ Number of shares without par value: 75,000

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) James T. Medick
Name
101 Convention Center Dr., Plaza 125 | Las Vegas | NV | 89109
Street Address | City | State | Zip Code

2) ____
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Christopher R. Walther, Esq.
Name

X (signature)
Incorporator Signature

300 S. Fourth St., Ste. 1400 | Las Vegas | NV | 89101
Address | City | State | Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X (signature) Fennemore Craig, P.C.
Christopher R. Walther, Director | 12/04/2017

Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity | Date

This form must be accompanied by appropriate fees.